UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2008

FMC Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-16489	36-4412642
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1803 Gears Road

Houston, Texas 77067

(Address, Including Zip Code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (281) 591-4000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into Material Definitive Agreement.

On July 31, 2008, FMC Technologies, Inc. (“FMC Technologies”) and John Bean Technologies Corporation (“JBT Corporation”) entered into a Separation and Distribution Agreement (the “Separation Agreement”) and a Tax Sharing Agreement (the “Tax Sharing Agreement”) in connection with FMC Technologies’ spin-off (the “spin-off”) of JBT Corporation. The descriptions set forth below are qualified in their entirety by reference to the copies of the Separation Agreement and the Tax Sharing Agreement attached hereto as Exhibit 2.1 and Exhibit 10.1, respectively.

Separation and Distribution Agreement

The Separation Agreement sets forth the agreement between FMC Technologies and JBT Corporation with respect to the principal corporate transactions required to effect JBT Corporation’s separation from FMC Technologies; the transfer of certain assets and liabilities required to effect such separation; the distribution of JBT Corporation’s shares to FMC Technologies stockholders; JBT Corporation’s dividend to FMC Technologies; and other agreements governing the relationship between FMC Technologies and JBT Corporation following the separation.

The Contribution; Allocation of Assets and Liabilities; No Representations and Warranties

The Separation Agreement required FMC Technologies to contribute to JBT Corporation certain business segments and assets to be included in JBT Corporation’s business. As a result of the contribution, FMC Technologies will have no interest in JBT Corporation’s assets and business and, subject to certain exceptions described below, generally will have no obligation with respect to JBT Corporation’s liabilities. Similarly, JBT Corporation will have no interest in the assets of FMC Technologies and generally will have no obligation with respect to the liabilities of FMC Technologies’ retained businesses after the distribution.

The Separation Agreement required that, on or before the completion of the spin-off, JBT Corporation would pay a cash dividend to FMC Technologies, adjusted by the value of JBT Corporation’s after-tax operating cash flow for the period from and including January 1, 2008 to and including the distribution date. The amount of this dividend that was paid on July 31, 2008 was approximately $150.5 million. This payment is subject to certain potential true-up adjustments pursuant to the terms of the Separation Agreement.

FMC Technologies generally made no representations or warranties as to the assets, businesses or liabilities transferred or assumed as part of the contribution, and generally made the transfers on an “as is, where is” basis, and the respective transferees agreed to bear the economic and legal risks (1) that any conveyance is insufficient to vest in the transferee good and marketable title, free and clear of any security interest, and (2) that any necessary consents or approvals were not obtained or that requirements of laws or judgments were not complied with.

The Distribution

In connection with the spin-off, each FMC Technologies stockholder received 0.216 shares of JBT Corporation’s common stock for each share of FMC Technologies’ common stock such stockholder owned as of the record date of the spin-off. No fractional shares of JBT Corporation’s common stock were distributed in the distribution. FMC Technologies was required by the Separation Agreement to direct the distribution agent to determine, as soon as practicable, the sum of fractional shares of JBT Corporation’s common stock that would have been issued in the distribution and sell the nearest number of whole shares equal to such sum in open market transactions or otherwise, in each case at then prevailing trading prices, with the net proceeds to be distributed to the holders of FMC Technologies’ common stock entitled to receive such proceeds in lieu of fractional shares.

Indemnification and Survival

FMC Technologies agreed to generally indemnify, defend and hold harmless JBT Corporation, its affiliates, its respective representatives and each of the heirs, executors, successors and assigns of any of the foregoing from and against all indemnifiable losses relating to, arising out of or resulting from:

(a) the failure of FMC Technologies:

(i) to pay or otherwise promptly discharge any of FMC Technologies’ liabilities, whether such indemnifiable losses relate to events, occurrences or circumstances occurring or existing, or whether such indemnifiable losses are asserted, before or after the distribution; or

(ii) to perform any of its obligations under the Separation Agreement; or

(b) FMC Technologies’ business and liabilities, except to the extent such liabilities relate to JBT Corporation’s businesses or except as otherwise specifically provided in the Separation Agreement.

JBT Corporation will generally indemnify, defend and hold harmless FMC Technologies, its affiliates, their respective representatives and each of the heirs, executors, successors and assigns of any of the foregoing from and against all indemnifiable losses relating to, arising out of or resulting from:

(a) the failure by JBT Corporation:

(i) to pay or otherwise promptly discharge any of JBT Corporation’s liabilities (which liabilities shall include all liabilities, whether incurred before or after the spin-off, of JBT Corporation and of the former FoodTech and Airport Systems business segments of FMC Technologies, and whether or not currently owned, used or occupied by FMC Technologies and its subsidiaries or affiliates), whether such indemnifiable losses relate to events, occurrences or circumstances occurring or existing, or whether such indemnifiable losses are asserted, before or after the distribution; or

(ii) to perform any of its obligations under the Separation Agreement; or

(b) any untrue statement or alleged untrue statement of a material fact, or omission or alleged omission to state a material fact required to be stated, in any portion of the registration statement or information statement (or any preliminary or final form thereof or any amendment thereto) to be filed with the SEC, or necessary to make any assertions in the registration statement or information statement not misleading.

All covenants and agreements of the parties contained in the Separation Agreement will survive the contribution, separation and distribution, and will survive the sale or other transfer by any party or its respective subsidiaries of any assets or businesses or the assignment by it of any liabilities. Additionally, indemnity and contribution provisions contained in the Separation Agreement will remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any indemnitee; (ii) the knowledge by the indemnitee of indemnifiable losses for which it might be entitled to indemnification or contribution hereunder; or (iii) any termination of the Separation Agreement.

Tax Sharing Agreement

The Tax Sharing Agreement sets forth the responsibilities of FMC Technologies and JBT Corporation with respect to, among other things, liabilities for federal, state, local and foreign taxes for periods before and including the spin-off, the preparation and filing of tax returns for such periods and disputes with taxing authorities regarding taxes for such periods. FMC Technologies will generally be responsible for the filing of tax returns and the payment of JBT Corporation’s federal, state, local and foreign income taxes for periods before and including the spin-off. JBT Corporation will generally be responsible for making payments to FMC Technologies for income tax liabilities with respect to such periods to the extent such income tax liabilities are attributable to taxable income generated by JBT Corporation’s operations, after adjustment for any losses, credits, or other tax attributes generated by JBT Corporation’s operations in such periods. JBT Corporation will generally be responsible for the payment of all other taxes relating to JBT Corporation’s business. FMC Technologies will generally be responsible for managing disputes with taxing authorities that relate to liabilities for federal, state, local and foreign income taxes for such periods. However, under the agreement, JBT Corporation will have rights to control and contest certain audit or tax proceedings that relate to income taxes for which JBT Corporation is responsible. Under certain circumstances, FMC Technologies and JBT Corporation may jointly control disputes relating to income taxes for which both parties are responsible. JBT Corporation will generally be responsible for managing disputes relating to all other taxes for which JBT Corporation is responsible. The Tax Sharing Agreement also provides that JBT Corporation will have to indemnify FMC Technologies for some or all of the taxes resulting from the transactions related to the distribution of JBT Corporation’s common stock if JBT Corporation takes certain actions which ultimately result in disqualifying the distribution as tax-free under Sections 355 and 368 of the U.S. Internal Revenue Code, as amended (the “Code”). The Tax Sharing Agreement also requires FMC Technologies to indemnify JBT Corporation against any liability for tax if FMC Technologies’ actions cause the disqualification of the spin-off as tax-free under the Code.

To maintain the qualification of the distribution as tax-free under sections 368(a)(1)(D) and 355 of the Code, there are material limitations on transactions in which JBT Corporation may be involved during the two-year period following the distribution date. Specifically, during this two-year period, JBT Corporation agrees in the Tax Sharing Agreement to refrain from engaging in any of the transactions listed below unless it first obtains a private letter ruling from the Internal Revenue Service (the “IRS”) or an opinion reasonably acceptable in substance to FMC Technologies from a tax advisor reasonably acceptable to FMC Technologies providing that the transaction will not affect the tax-free treatment of the distribution.

JBT Corporation is restricted from entering into any negotiations, agreements, understandings, or arrangements with respect to transactions or events that may cause the spin-off to be treated as part of a plan pursuant to which one or more persons acquire (other than pursuant to the spin-off) directly or indirectly JBT Corporation’s stock representing a “50-percent or greater interest” therein within the meaning of Section 355(d)(4) of the Code, including stock issuances pursuant to the exercise of options, lapsing of restrictions on restricted stock or option grants (excluding option grants made pursuant to compensatory equity incentive arrangements satisfying specified conditions and stock issuances made pursuant to the exercise of options or the lapse of restrictions on stock granted under any such arrangement), capital contributions or acquisitions, entering into any partnership or joint venture arrangements or a series of such transactions or events, and any of the following:

•	Merging or consolidating with or into another corporation;

•	Liquidating or partially liquidating;

•

Selling or transferring all or substantially all of JBT Corporation’s assets in a single transaction or series of related transactions, or selling or transferring any portion of JBT Corporation’s assets that would violate certain continuity requirements imposed by the Code; or

•	Redeeming or otherwise repurchasing any of JBT Corporation’s capital stock other than pursuant to open market stock repurchase programs meeting certain IRS requirements.

If JBT Corporation enters into any of these transactions, with or without the required private letter ruling or opinion from tax counsel, JBT Corporation will be responsible for, and will indemnify FMC Technologies from and against, any tax liability resulting from any such transaction, under terms reasonably acceptable to FMC Technologies, including, in certain circumstances, the posting of an acceptable letter of credit or other security.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On July 31, 2008, FMC Technologies completed the spin-off of its wholly owned subsidiary, JBT Corporation, which was accomplished through a special dividend of all outstanding shares of JBT Corporation to FMC Technologies shareholders. Holders of FMC Technologies’ common stock of record at the close of business on July 22, 2008 received a dividend of 0.216 shares of JBT Corporation’s common stock for each share of FMC Technologies’ common stock that they owned. As a result of the spin-off, JBT Corporation is no longer owned by FMC Technologies and is now an independent public company. Shares of JBT Corporation’s common stock began trading on a when-issued basis on the New York Stock Exchange (“NYSE”) on July 18, 2008, and began trading “regular way” on the NYSE on August 1, 2008 under the symbol “JBT.”

A copy of the press release announcing the completion of the spin-off is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Effective July 31, 2008 upon the spin-off, Charles H. Cannon, Jr. resigned from his position as FMC Technologies’ Senior Vice President to dedicate himself solely to his position as Chairman of the Board, Chief Executive Officer and President of JBT Corporation. Also effective July 31, 2008 upon the spin-off, Ronald D. Mambu resigned from his position as FMC Technologies’ Vice President and Controller to dedicate himself solely to his position as Vice President, Chief Financial Officer, Treasurer and Controller of JBT Corporation.

(c) On July 31, 2008, FMC Technologies announced that Jay A. Nutt would become FMC Technologies’ Controller effective August 1, 2008. Mr. Nutt, 45, has been Assistant Controller of FMC Technologies since January 2008. Prior to that time, he was the Controller of FMC Technologies’ Energy Systems division since 2007, and was the Division Controller of FMC Technologies’ Energy Production Systems division since the 2001 spin-off of FMC Technologies from FMC Corporation. A copy of the press release is attached as Exhibit 99.2 to this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(b) Pro Forma Financial Information

The unaudited pro forma condensed consolidated financial statements of FMC Technologies reflecting the spin-off of JBT Corporation from FMC Technologies described under Item 2.01 above are attached as Exhibit 99.3 hereto and are incorporated herein by reference.

(d) Exhibits

Exhibit Number	Description
2.1	Separation and Distribution Agreement between FMC Technologies, Inc. and John Bean Technologies Corporation, dated July 31, 2008

10.1	Tax Sharing Agreement between FMC Technologies, Inc. and John Bean Technologies Corporation, dated July 31, 2008

99.1	Press Release issued by FMC Technologies, Inc., dated August 1, 2008

99.2	Press Release issued by FMC Technologies, Inc., dated July 31, 2008

99.3	Unaudited Pro Forma Condensed Consolidated Financial Information of FMC Technologies, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FMC TECHNOLOGIES, INC.

	By:	/s/ William H. Schumann, III
Dated: August 6, 2008	Name:	William H. Schumann, III
	Title:	Executive Vice President and Chief Financial Officer

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